UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

Quest Diagnostics Incorporated

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Quest Diagnostics Incorporated

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2025

Explanatory Note

On April 4, 2025, Quest Diagnostics Incorporated (the “Company”) filed its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission and furnished it to stockholders in connection with the solicitation of proxies by the Board of Directors for use at the 2025 Annual Meeting of Stockholders of the Company to be held on May 15, 2025 (the “Annual Meeting”).

The purpose of this supplement, dated April 11, 2025 (this “Supplement”), is solely to correct a typographical error on page 69 of the Proxy Statement as set forth below under the heading “Change to the Proxy Statement.” Other than this change, the Proxy Statement remains unchanged, and this Supplement does not otherwise modify, amend, supplement or affect the Proxy Statement.

From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously distributed for the Annual Meeting.

Change to the Proxy Statement

The following disclosure (change marked, with new text bold and underlined and deleted text bold and strikethrough) amends and supplements the information provided in the section entitled “Frequently Asked Questions” beginning on page 69 of the Proxy Statement:

2.  How many votes can be cast by all stockholders?

On the record date, there were ~~11,612,391~~ 111,612,391 shares of our common stock outstanding, each of which is entitled to one vote for each matter to be voted on at the Annual Meeting.